EXHIBIT 10.1

Strategic Cooperation Agreement

Party A：Mongolia-China the Belt and Road Council for the Promotion of International Trade and Development

Party B：Mongolia IFBB Health Industry Co., Ltd

Party C：Merion, INC

Party D: Ms. BIJIN WEI

Based on the same business philosophy and the common vision of promoting the development of world bodybuilding and sports, the four parties decided to implement cross-border resource integration, complementary advantages, mutual benefit and common development through the discussion. The four parties reach consensus on the cooperation and make the strategic cooperation agreements as following. This agreement will be effective and implemented when it signed by all four parties.

1. Cooperative principle

According to the huge rigid demand for sports nutrition and health food from a large number of international competitions of the World Federation of Bodybuilding (IFBB) and over millions athletes groups, and those resource advantages of holding the product patents, production technologies, series products, R&D capabilities and international trade of sports nutrition and health food meet requirements of the US FDA for health food, the report of testing and analysis, and declaring the certificate of the US FDA's free sales certificate owned by Merion INC, a listed company in the United States, the three Parties of A, B C and D have reached an agreement on share reforming the "Mongolia IFBB Health Industry Co., Ltd" in Zamenwude International Free Zone, Mongolia. Agree to plan to set up a joint venture factory to produce sports nutrition and health food in Zamenwude International Free Zone, Mongolia. During the transition period before production, we will take the lead in IFBB sales market share by purchasing Emerion products according to the standards set by IFBB Health Industry Co., Ltd. of Mongolia. Party B's professional organizations test IFBB athletes to meet the standards before organizing production, so that the company becomes a set of sports health and health products research and development, production, marketing, service one-stop supporting enterprises. In order to strengthen close strategic cooperation and broaden the scope of capital operation, all Parties agreed to promote the breadth and depth of tripartite cooperation through cross shareholding so as to make better contributions to the development of IFBB and bring better economic benefits to enterprises.

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2. Share ratio

Party A owns 20%.

Party B owns 51%

Party C owns MERION.INC 15%

Party D owns 14%.

The Parties shall take the corresponding responsibilities according to the proportion of shares, and each Party enjoys the same proportion of the profits of the company.

The board of directors of the cooperative company is composed of 7 members. Merion Inc and Ms. Wei Bijin joined the board of directors of IFBB Health Industry Co., Ltd. of Mongolia as new shareholders

President	1	Candidate (Party A)
Vice President:	:2	Candidates (Party B) & (Party D)
Marketing Director:	1	Candidate (Party A)
Technical Director: :	:1	Candidate (Party C)
Chief Financial Officer:	1	Candidate (Party B)
Supervisors	1	Candidate (Party A)

3. Responsibilities:

3.1	Responsibilities of Party A

3.1.1	As the chairman of the board of directors of the company, he is responsible for coordinating the relevant departments of the Mongolian government, completing the shareholder change registration, business approval and tax filing procedures of the tripartite cooperative company. In accordance with the company law, tax regulations and customs regulations of Mongolia, providing policy information and local services for the annual business administration examination, tax declaration and customs clearance of the cooperative company.

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3.1.2	Be responsible for coordinating IFBB to confirm that the products of the cooperative company are listed in the designated products for IFBB competitions, and to implement Party B's general media publicity for the designated products in various competitions.

3.1.3	Responsible for providing the resources of Mongolian National Block Chain Digital Asset Exchange, designing the general scheme of capital operation of the company, and promoting cooperation in the development of IFBB sports nutrition and health care products for the entity scene application of digital certificate STO (security token offering) on-line trading and exchange.

3.1.4	Provide management office in Ulaanbaatar, Mongolian, the local vehicles and interpreters (if necessary). And be responsible for helping Party C & Party D to apply for the green channel landing visa of Mongolia-China the Belt and Road Council for the Promotion of International Trade and Development working group to get into Mongolian, and to handle the invitation letter from the Ministry of foreign affairs of Mongolia for Party C

3.1.5.	To coordinate and handle the unexpected temporary affairs of the tripartite cooperative company in Mongolia (if necessary), and to arrange to use the China-Mongolia-Russia Free Zone Wharf in Erlianhot, China, to develop the entrepot trade business.

3.1.6.	Agree to the principle of intersect holdings, Party A transfers 5% of its shares of Mongolian International Block Chain Digital Asset Exchange at the original share price to Party C and calculates the amount of investment required for the shares based on the actual cost of the project. Keeping the invested part as is. The future investment will be invested as the same proportion by the equity transferee.

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3.2.	Responsibilities of Party B

3.2.1.	For outlining the products list of the designated sports nutrition and health food by IFBB according to the need of the sports nutrition and health food development of the IFBB. To be the exclusive global general agent of IFBB designated nutrition and health products, and responsible to appoint a special person as the company's Marketing Director. And be responsible for the preparations for the establishment of a sports nutrition and health product factory in Zamenwude International Free Zone, Mongolia.

3.2.2.	Responsible for designing and developing IFBB trademark designs (including logos) for sports nutrition and health products, and responsible for designing media publicity programs for the global promotion of designated sports nutrition and health products.

3.2.3.	Responsible for the formulation of marketing models and incentive program to facilitate market expansion, vigorously strengthen the construction of health products in the global channels of affiliates, agents and distributors, responsible for the formulation of annual and periodic product sales plans, as well as large-scale international competitions designated products (or gifts) for special plans.

3.2.4.	Responsible for the global IFBB events and the needs of athletes, designated the personnel to responsible for the sales and operation of the competition area, in accordance with the company's operational management process, regularly provide Party C the purchase orders or supply contracts, including product variety and quantity, to ensure the smooth operation of the production, logistics and processing.

3.2.5.	Assign a financial director who is familiar with the SEC regulations to be responsible for the financial management, capital operation and capital management of the cooperative company, complete the legal tax return, quarterly and annual financial statements, and perform the financial final accounts allocation and fund dispatch according to the board resolution.

3.3.	Responsibilities of Party C

3.3.1	Provide high-tech team for research and development of sports nutrition and health food and independent US laboratory and provide sports nutrition and health food patent formula. Be responsible for providing GMP production plants and production lines in accordance with FDA standards when building factories in Zamenwude International Free Zone, Mongolia, and responsible for training Mongolian national technical team. Responsible for flexibly adjusting or organizing the production of new functional nutritional food and health products (including developing new products) according to market feedback information of both parties.

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3.3.2	Appoint a special person to be the Technical Director, responsible for organizing production rapidly according to the international market demand order of IFBB provided by Party B, organizing production and providing various high-tech small molecule + cell carrier nutritional food with high quality and quantity. Responsible for providing product test report, certificate of conformity and related export processing, bear all legal and economic compensation responsibility for product quality. Packing the products according to the logo and trademark provided by IFBB, arrange the timely delivery of to ensure the market supply of sports nutrition and health products.

3.3.3.	Agree that Party A and Party B shall use the relevant information such as Party C's trademark; enterprise name and domain name to explain the source and quality of the products and expand the sales market according to law.

3.3.4.	Provide customs declaration and export logistics services for products produced in the United States. If the business expands outside the United States in the future, Party C shall responsible for the production of product patents, product line plans, quality control and product inspection and other technical management.

3.3.5.	It is agreed that after the successful cooperation of the four parties, 30 million shares (total 200 million shares) will be allocated to both parties for intersect holding according to the actual sales volume achieved by the three parties, and the transfer price of the stock can be agreed to be: delivery and transfer according to 50% of the transaction price of the stock market on the day of delivery. And the specific method and final price of Party C's stock purchase shall be subject to negotiation and discussion between the Parties and the signing of the stock purchase agreement. At the same time, the digital certified STO based on the cooperative developed IFBB sports nutrition and health products can be traded in Mongolian National Block Chain Digital Asset Exchange.

3.4.	Responsibilities of Party D

3.4.1.	Responsible for administrative logistics management, human resources archives management and other company archives management.

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3.4.2.	Responsible for collecting company competition information, analyzing market competition dynamics and the management of company market risk control.

3.4.3.	Responsible for maintaining company's customer relationship, and do a good job of collating market feedback information and reporting to the board of directors.

3.4.4.	Cooperate with Party A, Party B and Party C to make preparations for the development of digital STO for the application of IFBB sports nutrition and health products in physical scenes.

4. Operation Management

4.1.	General Principles of Management: The operation and management of the new company after the share reform is composed by the board of directors which recommended people by four shareholders. Under the leadership of the board of directors, the general manager adopts the general manager responsibility system. The general manager concretely implements the board's market development plan and annual sales objectives and takes each Parties’ advantages to operate the program together.

4.2.	Marketing management: Party B, as the sole general agent of nutrition and health products designated by IFBB, is responsible for formulating marketing models and incentive mechanisms conducive to market expansion, vigorously strengthening the construction of channels for health products' affiliates, agents and distributors around the world, and formulating annual sales plans and phased sales plans. Provide regular or periodic purchasing orders (including variety, quantity, specifications and packaging requirements) for Party C to meet the needs of IFBB events and athletes worldwide, including product variety and quantity. At the same time, the four parties jointly develop and utilize the block chain technology scene application to promote product sales and the block chain digital certified STO targeted on sports nutrition and health products. In addition, the four parties agreed to actively develop the marketing for all kinds of sports nutrition and health products not designated by IFBB, including the development of entrepot trade with China and other countries to improve the economic benefits of the cooperative company.

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4.3. 3.	Production organization and management: In order to reduce the cost of products and avoid the risk of product storage, products production shall be kept and managed based on the sales and the purchased orders. Based on the cost calculating on the patented formula intellectual property rights, raw material procurement, FDA's control of production process and product quality, packaging, logistics, customs declaration and other processing, all three parties agreed that Mongolian IFBB Health Industry Co., Ltd. shall make a purchase order to Merion, Inc. plant 45 business days of earlier (including varieties, quantity, specifications and packaging) at the internal wholesales price. In order to meet the technological needs of the modern production line of GMP plant and the cost control requirements of one-time operation reducing methods, it is required that the order for a single batch product should be put into production shall not less than 100,000 bottles (or 10 million bottles), and the annual sales volume on the international market should not be less than 1.2 million bottles (or 10 million bottles) to ensure the competitiveness of the cost of the plant and its economic efficiency. The party C shall deliver the goods as the quantity of ordered products before the agreed delivery date. The products are settled by the internal supply price and the settlement price is FOB or CIF.

If the IFBB market has a good sales channel, a large monthly sales volume and stable demand, it can be considered establishing a production plant in Zamenwude International Free Zone, Mongolia.

4.4.	Financial Capital Management: According to the regulation of the U.S. Securities and Exchange Commission on public companies, the financial statements of the affiliated companies of Party C must comply with the regulation of the SEC: accept financial audits and disclose the quarterly reports and annual financial statements and major business matters that may affect the company's stock price. Therefore, in order to meet the regulatory requirements of the US SEC, Party B must appoint professionals as the company's financial director, responsible for completing the various financial statements of public companies in accordance with the regulations of the US SEC, paying taxes according to law and completing the financial audit. All four parties know that good performance of Merion, INC in the Nasdaq market is the best return for each shareholder.

In order to standardize the company's financial management, Party A is responsible for making the company's daily operating expenditure budget; Party B is responsible for formulating the market development and product sales financial expenditure budget. They all shall submit to the board for approval. The company's capital operation plan can only be implemented through the decision of the board of directors of the company.

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No shareholder may use the name of the cooperative company for financing or pledging operations without the authorization and the decision of the board of directors, In the event of major market demand changes, shareholders should be informed in writing.

Under the reasonable control of the company's marketing director, global agents and distributors are required to pay 50% down payment of the products when submitting the purchase orders (variety, quantity, specifications and packaging) through the company's marketing department. And pay the remaining 50% when Party C notify the shipment (shipping documents)

The company's financial budget is based on the financial year stipulated in the Nasdaq market. The financial statements of the company shall be audited by designated auditing companies, the company shall pay taxes according to law, and the allowable after-tax profits shall be distributed according to the shareholder's equity ratio.

5, Market price management:

Four Parties reach the following consensus for market price management:

•	Product EX Works Price: agreed to supply at EXW price.

•	Product settlement: FOB or CIF can be used for the payment settlement.

•	The way to supply products:

Depend on the settlement method (FOB or CIF mode)

•	Delivery and logistics costs: loading and unloading, second intermediate loading and unloading, customs, insurance, freight, tax, and etc. It is necessary for both Parties to agree on the actual situation.

•	Market pricing: Party B decides the selling price according to the IFBB sports nutrition and health care product market. If Party B needs to adjust the retail price, Party C should adjust the retail price announced by Merion, INC website at the same time.

•	Marketing policy: Party B shall formulate policies for marketing by international practices and actual market.

•	Market incentive mechanism: decided by board meeting.

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6. Others

1.	Confidentiality agreements, besides the information required to be formally disclosed according to the US SEC and the company law of Mongolia. all Parties have a confidentiality obligation to the business model and trade secrets of the cooperation and are not allowed to disclose business secrets to a third party without the permission of the other parties. The four parties agree that any information reported to SEC (including cooperation agreement and project description PPT) is public information and can be used for market development and business development.

2,	Good faith agreement: all parties should abide by the principle of good faith and consciously fulfill the terms stipulated in this agreement. Party A and Party B shall not supply the same product by changing the names or labels to the agents of Party A and Party B without the written consent of Party C. No shareholder may use the name of the cooperative company for financing or pledging operations without the decision of the board of directors and authorization. In the event of major market demand changes, shareholders should be informed in writing.

3.	Force Majeure Agreement: If this Agreement cannot be fulfilled due to war, natural disasters or other force majeure reasons, neither party shall bear the losses to other parties.

4.	In the event of any incomplete matters in this Agreement and any disputes arising in the course of its implementation, the parties shall settle them amicably through consultation and agree on the implementation of the supplementary agreement. The supplementary agreement shall have the same legal effect as this agreement.

This agreement is made in four original copies. It will take effect upon signature and seal by authorized representatives of the three Parties. Party A and Party B shall each hold one copy and Party C shall hold two copies. All of four copies have the same legal effect.

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Part A ：Mongolia-China the Belt and Road Council for the Promotion of

International Trade and Development

Authorized representatives：Mr Jiansheng Qian

Signature:_________________

Date: 5 December, 2018

Party B：Mongolia IFBB Health Industry Co., Ltd

Authorized representatives: Mr. Gaofeng Pan

Signature:_________________

Date: 5 December, 2018

Party C：Merion, Inc.

Legal representative：DINGHUA WANG

Signature:___________________

Date: 5 December 2018

Shareholder：BIJIN WEI

Signature:___________________

Date: 5 December 2018

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